TRIMAS REPORTS FIRST QUARTER 2025 RESULTS
•First quarter diluted EPS of $0.30, with adjusted diluted EPS(1) of $0.46, up 24.3%
•First quarter operating profit of $21.8 million, with adjusted operating profit(2) of $24.4 million, up 50.2%
•Consolidated sales growth of 6.4% with quarterly sales growth of 32.5% within Aerospace
BLOOMFIELD HILLS, Michigan, April 29, 2025 - TriMas (NASDAQ: TRS) today announced financial results for the first quarter ended March 31, 2025. The Company reported first quarter 2025 net income of $12.4 million, or $0.30 per diluted share, compared to $5.1 million, or $0.12 per diluted share, in first quarter 2024. Adjusting for Special Items(2), first quarter 2025 adjusted net income(1) was $18.8 million, compared to $15.1 million in first quarter 2024. First quarter 2025 adjusted diluted earnings per share(1) was $0.46, an increase of 24.3% compared to $0.37 in the prior year period.
TriMas reported first quarter 2025 net sales of $241.7 million, an increase of 6.4% compared to $227.1 million in first quarter 2024, as sales growth in its Packaging and Aerospace segments more than offset the loss of sales related to the divestiture of Arrow Engine and lower market demand for cylinders in its Specialty Products segment. The Company reported operating profit of $21.8 million in first quarter 2025, compared to $12.4 million in first quarter 2024. Adjusting for Special Items(2), first quarter 2025 adjusted operating profit was $24.4 million, an increase of 50.2% compared to $16.3 million in the prior year period, as a result of the favorable impacts of higher sales, and commercial and operational excellence actions.
“We delivered strong performance to start the year, driven by recovering demand and successful growth initiatives within our Aerospace and Packaging segments, combined with manufacturing enhancements and commercial actions," said Thomas Amato, TriMas President and Chief Executive Officer. “During the quarter, TriMas successfully completed the acquisition of GMT Aerospace, a manufacturer of tie-rods for aerospace and defense applications, and divested Arrow Engine, reflecting our continued steps to optimize our portfolio of businesses. Looking ahead, we remain optimistic about the long-term growth within our two largest segments, Packaging and Aerospace, and an accelerated recovery of our Specialty Products segment.”
Financial Position
The Company reported net cash provided by operating activities of $9.2 million for first quarter 2025, compared to a use of $3.7 million in first quarter 2024, driven by improved performance and working capital management. As a result, the Company reported Free Cash Flow(3) of $0.6 million for first quarter 2025, compared to a use of $14.2 million in first quarter 2024, resulting in a year-over-year increase of $14.8 million.
TriMas ended first quarter 2025 with $32.7 million of cash on hand, $240.1 million of cash and available borrowing capacity under its revolving credit facility, and a net leverage ratio of 2.7x as defined in the Company's credit agreement. As of March 31, 2025, TriMas reported total debt of $434.2 and Net Debt(4) of $401.5 million. In March 2025, the Company amended its senior secured revolving credit facility to the amount of $250 million, while extending the maturity to March 31, 2030. With a strong balance sheet and no near-term maturities, the Company remains committed to its capital allocation priorities of investing for growth in its businesses and returning capital to shareholders through both dividends and share buybacks.
During the first three months of 2025, the Company repurchased 20,491 shares of its outstanding common stock for $0.5 million. As of March 31, 2025, the Company had $67.2 million remaining under the repurchase authorization. TriMas also paid a quarterly cash dividend of $0.04 per share of TriMas Corporation stock.
First Quarter Segment Results
TriMas Packaging group's net sales for the first quarter were $127.6 million, an increase of 0.4% compared to first quarter 2024, primarily due to organic growth of 3.3% related to the beauty & personal care, industrial and home care end markets, partially offset by lower sales of products used in food & beverage applications and the impact of unfavorable currency exchange. First quarter operating profit and margin were relatively flat compared to the prior year period, as improved performance was offset primarily by incremental freight related to the accelerated purchases of imported goods. TriMas Packaging group continues to invest in capacity in certain product lines, and product design and innovation to accelerate organic growth and drive improved performance.

TriMas Aerospace group's net sales for the first quarter were $89.2 million, an increase of 32.5% compared to first quarter 2024. First quarter 2025 operating profit margin increased 650 basis points over the same period in 2024, primarily due to higher sales conversion, commercial actions and operational excellence initiatives. During the quarter, TriMas Aerospace group completed the previously announced acquisition of GMT Aerospace, renamed TriMas Aerospace Germany (TAG), a Germany-based developer and manufacturer of tie-rods and rubber-metal, anti-vibration products for commercial and military aerospace applications.
TriMas Specialty Products group's net sales for the first quarter were $24.9 million, a decrease of 24.0% compared to first quarter 2024, driven by the loss of sales related to the divestiture of Arrow Engine in January 2025 and lower demand for cylinders. First quarter operating profit and margin decreased as compared to the same period in 2024, as restructuring actions were more than offset by lower absorption and higher inventory capitalized variances in the quarter.
Outlook
The Company reaffirms its full year 2025 outlook provided on February 27, 2025. The Company expects to generate full year 2025 adjusted diluted earnings per share(1) in the range of $1.70 to $1.85.
“Following a strong start to the year, we are reaffirming our full-year guidance, supported by continued strength in our Aerospace business and positive trends within Specialty Products. While the uncertain tariff environment presents potential challenges for our Packaging business, we are taking proactive steps to mitigate the impact and remain focused on driving ongoing performance improvements,” concluded Amato.
The above outlook includes the impact of all announced acquisitions. The outlook provided assumes no detrimental impact related to input costs or end market demand associated with global conflicts or geopolitical actions. All of the above amounts considered as 2025 guidance are after adjusting for any current or future amounts that may be considered Special Items, and in the case of adjusted diluted earnings per share, acquisition-related intangible asset amortization expense for deals that have not yet been consummated. The inability to predict the amount and timing of the impacts of these Special Items makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable.(2)
Conference Call Information
TriMas will host its first quarter 2025 earnings conference call today, Tuesday, April 29, 2025, at 10 a.m. ET. To participate via phone, please dial (877) 407-0890 (U.S. and Canada) or +1 (201) 389-0918 (outside the U.S. and Canada), and ask to be connected to the TriMas first quarter 2025 earnings conference call. The conference call will also be simultaneously webcast via the TriMas website at www.trimas.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (877) 660-6853 (U.S. and Canada) or +1 (201) 612-7415 (outside the U.S. and Canada) with a meeting ID of 13753075, beginning April 29, 2025, at 3:00 p.m. ET through May 13, 2025, at 3:00 p.m. ET.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to TriMas’ business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; competitive factors; market demand; our ability to realize our business strategies; government and regulatory actions, including, without limitation, the impact of current and future tariffs and reciprocal tariffs, quotas and surcharges, as well as climate change legislation and other environmental regulations; our ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; pressures on our supply chain, including availability of raw materials and inflationary pressures on raw material and energy costs, and customers; the performance of our subcontractors and suppliers; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; risks associated with a concentrated customer base; information technology and other cyber-related risks; risks related to our international operations, including, but not limited to, risks relating to tensions between the United States and China; changes to fiscal and tax policies; intellectual property factors; uncertainties associated with our ability to meet customers’ and suppliers’ sustainability and environmental, social and governance ("ESG") goals and achieve our sustainability goals in alignment with our own announced targets; litigation; contingent liabilities relating to acquisition activities; interest rate volatility; our leverage; liabilities imposed by our debt instruments; labor disputes and shortages; the disruption of operations from catastrophic or extraordinary events, including, but not limited to, natural disasters, geopolitical conflicts and public health crises; the amount and timing of future dividends and/or share repurchases, which remain subject to

Board approval and depend on market and other conditions; our future prospects; and other risks that are discussed in Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the First Quarter 2025 report on Form 10-Q. The risks described in our Annual Report on Form 10-K and in the First Quarter 2025 report on Form 10-Q are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements, except as required by law.
Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Management believes that presenting these non-GAAP financial measures provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods and to the Company’s peers. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are provided only for the expected impact of amortization of acquisition-related intangible assets for completed acquisitions, as the Company is unable to provide estimates of future Special Items(2) or amortization from future acquisitions without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Additional information is available at www.trimas.com under the “Investors” section.
(1) The Company defines adjusted net income (and on a per diluted share basis, adjusted diluted earnings per share) as net income (per GAAP), plus or minus the after-tax impact of Special Items(2), plus the after-tax impacts of non-cash acquisition-related intangible asset amortization and non-cash compensation expense. While the acquisition-related intangible assets aid in the Company’s revenue generation, the Company adjusts for the non-cash amortization expense and non-cash compensation expense because the Company believes it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of financial results over multiple periods, and (iii) provides more relevant comparisons of financial results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions.
(2) Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business.
(3)    The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.
(4) The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.
About TriMas
TriMas manufactures a diverse set of products primarily for the consumer products, aerospace and industrial markets through its TriMas Packaging, TriMas Aerospace and Specialty Products groups. Our approximately 3,900 dedicated employees in 13 countries provide customers with a wide range of innovative and quality product solutions through our market-leading businesses. Our TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimas.com.
Contact
Sherry Lauderback
VP, Investor Relations, Communications & Sustainability

(248) 631-5506
sherry.lauderback@trimas.com

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	March 31, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$32,710	$23,070
Receivables, net	183,840	164,820
Inventories	218,890	209,190
Prepaid expenses and other current assets	29,470	29,560
Total current assets	464,910	426,640
Property and equipment, net	321,940	318,650
Operating lease right-of-use assets	45,290	40,480
Goodwill	376,970	356,360
Other intangibles, net	163,330	161,080
Deferred income taxes	9,900	10,760
Other assets	11,410	10,210
Total assets	$1,393,750	$1,324,180
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$87,360	$91,050
Accrued liabilities	68,450	60,340
Lease liabilities, current portion	9,120	8,040
Total current liabilities	164,930	159,430
Long-term debt, net	434,190	398,120
Lease liabilities	40,520	36,680
Deferred income taxes	21,240	20,110
Other long-term liabilities	46,300	42,540
Total liabilities	707,180	656,880
Total shareholders' equity	686,570	667,300
Total liabilities and shareholders' equity	$1,393,750	$1,324,180

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2025	2024
Net sales	$241,670	$227,100
Cost of sales	(184,640)	(174,390)
Gross profit	57,030	52,710
Selling, general and administrative expenses	(40,540)	(40,330)
Net gain on dispositions of assets	5,290	60
Operating profit	21,780	12,440
Other expense, net:
Interest expense	(4,520)	(4,930)
Other income (expense), net	(100)	(320)
Other expense, net	(4,620)	(5,250)
Income before income tax expense	17,160	7,190
Income tax expense	(4,740)	(2,050)
Net income	$12,420	$5,140
Basic earnings per share:
Net income per share	$0.31	$0.13
Weighted average common shares—basic	40,605,288	41,018,049
Diluted earnings per share:
Net income per share	$0.30	$0.12
Weighted average common shares—diluted	40,969,299	41,322,014

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$12,420	$5,140
Adjustments to reconcile net income to net cash provided by (used for) operating activities, net of acquisition impact:
Gain on dispositions of assets	(5,290)	(60)
Depreciation	9,640	9,980
Amortization of intangible assets	4,190	4,210
Amortization of debt issue costs	240	240
Deferred income taxes	1,970	3,410
Non-cash compensation expense	2,990	4,570
Provision for losses on accounts receivable	(780)	770
Increase in receivables	(14,670)	(16,190)
Increase in inventories	(4,610)	(14,260)
Decrease in prepaid expenses and other assets	3,890	510
Increase (decrease) in accounts payable and accrued liabilities	1,060	(3,670)
Other operating activities	(1,860)	1,660
Net cash provided by (used for) operating activities, net of acquisition impact	9,190	(3,690)
Cash Flows from Investing Activities:
Capital expenditures	(12,940)	(13,250)
Acquisition of business, net of cash acquired	(37,160)	—
Net proceeds from disposition of business, property and equipment	20,490	110
Net cash used for investing activities	(29,610)	(13,140)
Cash Flows from Financing Activities:
Proceeds from borrowings on revolving credit facilities	98,200	68,890
Repayments of borrowings on revolving credit facilities	(62,930)	(39,820)
Debt financing fees	(1,260)	—
Payments to purchase common stock	(460)	(13,320)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(1,760)	(1,560)
Dividends paid	(1,610)	(1,660)
Other financing activities	(120)	(120)
Net cash provided by financing activities	30,060	12,410
Cash and Cash Equivalents:
Increase (decrease) for the period	9,640	(4,420)
At beginning of period	23,070	34,890
At end of period	$32,710	$30,470
Supplemental disclosure of cash flow information:
Cash paid for interest	$760	$490
Cash paid for taxes	$2,990	$1,000

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2025	2024
Packaging
Net sales	$127,570	$127,020
Operating profit	$17,240	$17,110
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	580	910
Adjusted operating profit	$17,820	$18,020

Aerospace
Net sales	$89,210	$67,340
Operating profit	$15,070	$7,130
Special Items to consider in evaluating operating profit:
Purchase accounting costs	160	—
Adjusted operating profit	$15,230	$7,130

Specialty Products
Net sales	$24,890	$32,740
Operating profit (loss)	$(1,150)	$2,610
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	1,240	—
Adjusted operating profit	$90	$2,610

Corporate Expenses
Operating loss	$(9,380)	$(14,410)
Special Items to consider in evaluating operating loss:
M&A diligence and transaction costs	300	1,210
System implementation costs	920	1,010
Business restructuring and severance costs	4,720	680
Gain on sale of Arrow Engine	(5,300)	—
Adjusted operating loss	$(8,740)	$(11,510)

Total Company
Net sales	$241,670	$227,100
Operating profit	$21,780	$12,440
Total Special Items to consider in evaluating operating profit	2,620	3,810
Adjusted operating profit	$24,400	$16,250

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended March 31,
	2025	2024
Net income, as reported	$12,420	$5,140
Special Items to consider in evaluating quality of net income:
Business restructuring and severance costs	6,540	1,590
Purchase accounting costs	160	—
M&A diligence and transaction costs	300	1,210
System implementation costs	920	1,010
Derivative charge	—	290
Write-off of deferred financing fees	100	—
Gain on sale of Arrow Engine	(5,300)	—
Amortization of acquisition-related intangible assets	4,190	4,210
Non-cash compensation expense	1,490	4,570
Income tax effect of net income adjustments(1)	(1,980)	(2,910)
Adjusted net income	$18,840	$15,110

	Three months ended March 31,
	2025	2024
Diluted earnings per share, as reported	$0.30	$0.12
Special Items to consider in evaluating quality of EPS:
Business restructuring and severance costs	0.16	0.04
Purchase accounting costs	0.01	—
M&A diligence and transaction costs	0.01	0.03
System implementation costs	0.02	0.03
Derivative charge	—	0.01
Write-off of deferred financing fees	—	—
Gain on sale of Arrow Engine	(0.13)	—
Amortization of acquisition-related intangible assets	0.10	0.10
Non-cash compensation expense	0.04	0.11
Income tax effect of net income adjustments(1)	(0.05)	(0.07)
Adjusted diluted EPS	$0.46	$0.37
Weighted-average shares outstanding	40,969,299	41,322,014
(1) Income tax effect of net income adjustments is calculated on an item-by-item basis, utilizing the statutory income tax rate in the jurisdiction where the adjustments occurred. For the three month periods ended March 31, 2025 and 2024, the income tax effect on the cumulative net income adjustments varied from the tax rate inherent in the Company's reported GAAP results, primarily as a result of certain discrete items that occurred during the period for GAAP reporting purposes.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended March 31,
	2025			2024
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by (used for) operating activities	$9,190	$4,390	$13,580	$(3,690)	$2,770	$(920)
Less: Capital expenditures	(12,940)	—	(12,940)	(13,250)	—	(13,250)
Free Cash Flow	(3,750)	4,390	640	(16,940)	2,770	(14,170)

	March 31, 2025	December 31, 2024	March 31, 2024
Long-term debt, net	434,190	398,120	424,930
Less: Cash and cash equivalents	32,710	23,070	30,470
Net Debt	$401,480	$375,050	$394,460

	YOY Sales Growth %
	Organic	Acquisitions	Divestitures	Foreign Exchange	Total
Q1 2025 vs. Q1 2024
Consolidated TriMas Corporation	8.2%	1.4%	(1.6)%	(1.6)%	6.4%
Packaging	3.3%	—%	—%	(2.9)%	0.4%
Aerospace	27.8%	4.9%	—%	(0.2)%	32.5%
Specialty Products	(13.1)%	—%	(10.9)%	—%	(24.0)%

Appendix I

TriMas Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Forecasted Diluted Earnings Per Share Guidance
(Unaudited - dollars per share)

	Twelve months ended
	December 31, 2025
	Low	High
Diluted earnings per share (GAAP)	$1.19	$1.34
Pre-tax amortization of acquisition-related intangible assets(1)	0.42	0.42
Income tax benefit on amortization of acquisition-related intangible assets	(0.10)	(0.10)
Pre-tax non-cash compensation expense	0.19	0.19
Income tax benefit on non-cash compensation expense	(0.05)	(0.05)
Impact of Special Items(2)	0.05	0.05
Adjusted diluted earnings per share	$1.70	$1.85
(1) These amounts relate to acquisitions completed as of April 29, 2025. The Company is unable to provide forward-looking estimates of future acquisitions, if any, that have not yet been consummated.
(2) The Company is unable to provide forward-looking estimates of Special Items without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.